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                                                                   EXHIBIT 10.9

                            NON-COMPETITION AGREEMENT

      This Non-Competition Agreement (this "Agreement") is dated as of March 19, 2003 and entered into by and among DealerTrack Holdings, Inc., a Delaware corporation ("Buyer"), Credit Online, Inc., a Delaware corporation ("Company"), First American Credit Management Solutions, Inc., a Delaware corporation ("CMSI") and The First American Corporation, a California corporation ("Parent").

                                    RECITALS

      WHERAS, this Agreement is entered into in connection with that certain Stock Purchase Agreement, dated as of January 30, 2003, by and among Buyer, Company, CMSI and Parent (the "Stock Purchase Agreement"; capitalized terms defined therein and used herein without delimitation shall have the meaning assigned to such term therein).

      NOW THEREFORE, in connection with the Stock Purchase Agreement and for the consideration stated herein and therein, the parties hereby agree as follows:

                                  AGREEMENT

      1. Definitions. As used in this Agreement, the following definitions shall apply:

            "Automobile(s)" means passenger vehicles, light trucks, snowmobiles, recreational vehicles, motorcycles, boats and other watercraft and/or commercial vehicles.

            "Asset Remarketing" means an Internet-based, business-to-business e-commerce system, which enables multiple Lenders to market and sell leased Automobiles either (i) pre-lease termination, (ii) post-lease termination or
(iii) post-repossession, in each case, to Dealers.

            "CMSI Business" means single Lender credit origination and/or credit decisioning systems, which enable such single Lenders, to do one or more of the following: (i) receive credit application data with respect to a loan or lease,
(ii) retrieve collateral related data, such as collateral value, (iii) score credit applications, (iv) determine whether a credit application meets such Lender's criteria for the granting of credit, and/or (v) determine the terms for the granting of such credit. These systems may be delivered on an Application System Processing ("ASP") basis or through software and systems operating internally at a Lender. In addition, the CMSI Business means a business-to-business system for mortgage or home equity Lenders to retrieve and deliver real property (i) flood certifications, (ii) title insurance and (iii) appraisal services.

            "CMSI Lender" means a Lender who currently uses, or is in discussions or negotiations with respect to the use of, the products and/or services offered by CMSI, or any successor in interest thereto.

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            "Dealer" means an Automobile dealer in the United States or Canada.

            "DealerTrack Business" means (1) an Internet-based, business-to business e-commerce system, which enables (i) Dealers to do one or more of the following (a) directly route/transmit credit application data with respect to a loan or lease to multiple Lenders, (b) receive credit decisions with respect to credit applications submitted by such Dealer, or (c) obtain contract status, pay-off quotes, prospecting reports, rates, programs and other information related to the items set forth in this clause (c) from multiple Lenders, (d) filter and route credit applications to multiple Lenders and/or (e) obtain other information on products and services Lenders offer to Dealers; (ii) the eContracting Service; (iii) PaymentTrack; (iv) Dealers to directly receive and/or generate reports from multiple Lenders related to any of the foregoing; and/or (v) non-affiliated Lenders to pass credit applications with respect to Automobiles between and/or among themselves; and (2) Asset Remarketing.

            "eContracting Service" means a product and/or service, which enables
(i) multiple Lenders to allow Dealers to access, process, complete and source certain electronic Automobile loan and lease contracts and ancillary documents related thereto on-line and transmit such contracts and documents to one or more Lenders, (ii) one or more Lenders to receive electronic "authoritative" copies (as such term is used in Section 9-105 of the New York Uniform Commercial Code or any successor provision thereto) of Automobile loan and lease contracts and/or securitize such loan and lease contracts, (iii) a person or entity which controls electronic "authoritative" copies (as such term is used in Section 9-105 of the New York Uniform Commercial Code or any successor provision thereto) of Automobile loan and lease contracts to access, view, store, add, delete, replace, track, pool, control, transfer, convert to a legally binding paper copy, print and/or restore such electronic "authoritative" copies of Automobile loan and lease contracts in a controlled system which logs all transactions associated therewith, and/or (iv) Lenders to access such Automobile loan and lease contracts in a manner to facilitate the pooling and/or transfer of such Automobile loans in a securitization.

            "First American Business" means any business related to (i) real property, including, without limitation, the financing, transferring, encumbering, leasing, appraising, insuring or collateralizing thereof, (ii) personal property (other than with respect to businesses that constitute the DealerTrack Business), including, without limitation, the financing, transferring, appraising, insuring, encumbering or collateralizing thereof,
(iii) the collection, storage, sale, licensing, provision and/or receipt of data regarding real property and personal property (other than with respect to businesses that constitute the DealerTrack Business), (iv) the insuring of title and histories to Automobiles and/or any other motorized method of transportation, (v) the provision of insurance to Automobile owners and users and/or the owners and users of any other motorized method of transportation,
(vi) the provision, collection, storage, sale, licensing and/or receipt of credit bureau reports and related data, (vii) the merging of credit bureau reports, (viii) employee screening, (ix) drug testing and other occupational health services, (x) tenant screening, (xi) the provision of Automobile history reports, (xii) the insuring of title and histories to cargo containers, rail cars and other portable storage containers, and (xiii)

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the provision of VIN decoding, valuations, lien release, title outsourcing
(including storage and processing) and electronic liens and title for Automobiles by Dealers, Lenders and motor vehicle agencies.

            "Lender" means a financial institution or other financing source or an Affiliate thereof which is also a financial institution or a financing source. For purposes hereof, Route One, LLC, or any successor in interest thereto, is not an Affiliate of any Lender.

            "Other Multi-Lender Automotive Finance Portal" means an Internet-based, business-to business e-commerce system run by a Person other than Buyer or its Affiliates or any successor in interest thereto, which enables
(i) Dealers to do one or more of the following (a) directly route/transmit credit application data with respect to a loan or lease to multiple Lenders, (b) receive credit decisions with respect to credit applications submitted by such Dealer, or (c) obtain contract status, pay-off quotes, prospecting reports, rates, programs and other information related to the items set forth in this clause (c) from multiple Lenders, (d) filter and route credit applications to multiple Lenders and/or (e) obtain other information on products and services Lenders offer to Dealers; and/or (ii) the eContracting Service.

            "PaymentTrack" means a product or service (i) which enables a Dealer or consumer to compare with respect to Automobiles (a) available lease programs,
(b) available retail programs (prime and non-prime), and/or (c) available retail and lease programs, in each case, to identify the potential best program for the Dealer or consumer, as applicable, based on the criteria supplied by such party; and/or (ii) through which residual value data, Lender rates, and/or program data is licensed or subscribed to with respect to Automobiles.

      2. NONCOMPETE.

            A. As a material inducement to Buyer's willingness to enter into and perform the Stock Purchase Agreement and to purchase the Stock, each of Parent and CMSI (the "Relevant Seller Parties") agrees that it and its Affiliates will not Compete (as defined below) at any time for ten (10) years after the Closing Date anywhere in North America (such period, the "Non-Competition Period"). As used in this Section 2A only, "Compete" means, for its own benefit or as agent for another, carry on activities or participate in the ownership of (except as the holder of not more than twenty percent (20%) of the outstanding equity interests in an entity), or management or control of, or the financing of, any present or future business enterprise that competes with the DealerTrack Business; provided, however, that in no event shall the DealerTrack Business be construed to include any business which is a First American Business. In addition to the foregoing, during the Non-Competition Period, CMSI shall not enable a "single" Lender to accept input (including, without limitations credit application, contract or other data) from a Dealer and transmit such input from a Dealer to any non-affiliated Lender at the request, initiation or direction of such Dealer.

            B. As a material inducement to Parent and CMSI's willingness to enter into and perform the Stock Purchase Agreement and for CMSI to purchase and for Parent to cause CMSI to purchase the DelearTrack Shares, each of Buyer and Company (following the Closing)

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(the "Relevant Buyer Parties") agrees that it and its Affiliates will not
Compete (as defined below) at any time during the Non-Competition Period anywhere in North America. For purposes of this Section 2B only, "Compete" means, for its own benefit or as agent for another, carry on activities or participate in the ownership of (except as the holder of not more than twenty percent (20%) of the outstanding equity interests in an entity), or management or control of, or the financing of, any present or future business enterprise that competes with the CMSI Business.

            C. The Relevant Seller Parties and the Relevant Buyer Parties acknowledge and agree that the provisions of this Section 2 have been specifically negotiated and carefully tailored with a view to preventing the serious and irreparable injury that Buyer and/or Company will suffer in the event of operation of a competing business by a Relevant Seller Party or its Affiliates during the Non-Competition Period and that Parent and/or CMSI will suffer in the event of operation of a competing business by a Buyer Relevant Party or its Affiliates during the Non-Competition Period, as applicable. The Relevant Seller Parties and the Relevant Buyer Parties further acknowledge that a breach by any Relevant Seller Party or its Affiliates or by any Relevant Buyer Party or its Affiliates, as applicable of this Section 2 will cause irreparable injury and damage to Buyer and/or Company (in the case of a breach by a Relevant Seller Party or its Affiliates) or Parent and/or CMSI (in the case of a breach by a Relevant Buyer Party or its Affiliates), the exact amount of which would be difficult to ascertain, and that the remedies at law for any such breach would be inadequate. Accordingly, if any Relevant Seller Party or its Affiliates or any Relevant Buyer Party or its Affiliates breaches this Section 2, Buyer and/or Company (in the case of a breach by a Relevant Seller Party or its Affiliates) or Parent and/or CMSI (in the case of a breach by a Relevant Buyer Party or its Affiliates) shall be entitled to injunctive relief without posting bond or other security and no other party hereto shall object thereto on the grounds that money damages would be adequate; provided, however, that Buyer and/or Company, or Parent and/or CMSI, as applicable, may elect, at its option, to seek damages instead of injunctive relief by virtue of such breach.

            D. In the event that, despite the express agreement of Buyer, Company, CMSI and Parent, any provision of this Section 2 shall be determined by any court or other tribunal of competent jurisdiction to be unenforceable for any reason whatsoever, the parties agree that this Section 2 shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical areas as to which it may be enforceable, and/or to the maximum extent in any and all other respects as to which it may be enforceable, all as determined by such court or tribunal; provided that the maximum period of time for which it may be enforceable, and/or the maximum geographical areas as to which it may be enforceable, and/or the maximum extent in any and all other respects as to which it may be enforceable are identical as between the Relevant Seller Parties and the Relevant Buyer Parties, mutatis mutandis.

      3.    Non-Solicitation.

            A. CMSI agrees, for a period of three (3) years from the Closing Date, that CMSI shall not knowingly hire any officer or any employee directly reporting to an officer of (i) Buyer, (ii) Company (from and after Closing) or
(iii) any of their respective Subsidiaries

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engaged in the DealerTrack Business to work in any other business, in each case, except with express written consent of Buyer.

            B. Buyer agrees, for a period of three (3) years from the Closing Date, that Buyer shall not knowingly hire any officer or any employee directly reporting to an officer of CMSI or any of its Subsidiaries engaged in the CMSI Business to work in any other business, in each case, except with express written consent of CMSI.

            C. Parent and its Affiliates (other than CMSI) agree, for a period of three (3) years from the Closing Date, that Parent and its Affiliates (other than CMSI) shall not knowingly solicit any officer or any employee directly reporting to an officer of Buyer, Company or any of their respective Subsidiaries engaged in the DealerTrack Business to work in any other business, in each case, except with express written consent of Buyer. For purposes of clarification, the general solicitation of third parties through the use of means generally available to the public, including, without limitation, the placement of advertisements in the newspaper and postings on Internet job sites, shall not be deemed to violate this clause.

      4.    Nondisclosure.

            A. At all times from and after the date hereof, each of CMSI and Parent shall keep secret and retain in strictest confidence and shall not, except with the express prior written consent of Buyer, directly or indirectly disclose, communicate or divulge to any Person, or use for the benefit of any Person, any confidential or proprietary information or material relating to Buyer's or Company's operations or businesses which it may have learned as an owner, shareholder, employee, officer or director of Company or in connection with the negotiation of this Agreement. Confidential or proprietary information or material includes, without limitation, the following types of information or material regarding Buyer, its direct or indirect parents, Subsidiaries or related companies: proprietary data processing systems and software; corporate information, including contractual arrangements, plans, strategies, tactics, policies, resolutions, patent, copyright, trademark, and tradename applications, designs, technologies, inventions, know-how, and any litigation or negotiations; marketing information and methods, including sales or product plans, products, product lines, proposed products, pricing policies, fees, strategies, methods, vendors, customers, customer lists, prospects, or market research data; financial information, including cost and performance data, debt arrangements, equity structures, investors and holdings; operational and scientific information, including trade secrets, technical information, and personnel information, including personnel lists, resumes, personnel data, terms of employment agreements, organizational structure, and performance evaluations (collectively, "Buyer Proprietary Information"). The restriction contained in the preceding sentence shall not apply to any Buyer Proprietary Information to the extent that (i) such information is or hereafter becomes generally available to the public without a breach of this Agreement, (ii) disclosure is made to a Governmental Entity where it is necessary or appropriate to disclose such information to such Governmental Entity having jurisdiction over the relevant party, or (iii) disclosure is otherwise required by Law, (iv) is lawfully received by the disclosing party from a third party without restriction on disclosure and without breach of a non-disclosure obligation or (v) is developed independently by the disclosing party without the use of or reference to any confidential information as evidenced by such party's written records created contemporaneously with such development.

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            B. At all times from and after the date hereof, each of Buyer and
Company shall keep secret and retain in strictest confidence and shall not, except with the express prior written consent of Parent, directly or indirectly disclose, communicate or divulge to any Person, or use for the benefit of any Person, any confidential or proprietary information or material relating to CMSI's or Parent's operations or businesses which it may have learned as an Affiliate of Parent or in connection with the negotiation of this Agreement. Confidential or proprietary information or material includes, without limitation, the following types of information or material regarding Parent, Subsidiaries or related companies: proprietary data processing systems and software; corporate information, including contractual arrangements, plans, strategies, tactics, policies, resolutions, patent, copyright, trademark, and tradename applications, designs, technologies, inventions, know-how, and any litigation or negotiations; marketing information and methods, including sales or product plans, products, product lines, proposed products, pricing policies, fees, strategies, methods, vendors, customers, customer lists, prospects, or market research data; financial information, including cost and performance data, debt arrangements, equity structures, investors and holdings; operational and scientific information, including trade secrets, technical information, and personnel information, including personnel lists, resumes, personnel data, terms of employment agreements, organizational structure, and performance evaluations (collectively, "Parent Proprietary Information"). The restriction contained in the preceding sentence shall not apply to any Parent Proprietary Information to the extent that (i) such information is or hereafter becomes generally available to the public without a breach of this Agreement, (ii) disclosure is made to a Governmental Entity where it is necessary or appropriate to disclose such information to such Governmental Entity having jurisdiction over the relevant party, (iii) disclosure is otherwise required by Law, (iv) is lawfully received by the disclosing party from a third party without restriction on disclosure and without breach of a non-disclosure obligation or (v) is developed independently by the disclosing party without the use of or reference to any confidential information as evidenced by such party's written records created contemporaneously with such development.

      5. Lender Access. In the event that during the Non-Competition Period, Parent, CMSI or any of their respective Affiliates provides any CMSI Lender with access to any Other Multi-Lender Automotive Finance Portal, Parent or CMSI, as applicable, shall use commercially reasonable efforts to provide similar access to the DealerTrack Business operated by Buyer or its Affiliates or any successor in interest thereto on terms no less favorable. Without limiting the foregoing, each of Parent, and CMSI agrees that, during the Non-Competition Period, neither Parent, CMSI nor any of their Affiliates will initiate or otherwise facilitate the connection of any part of the CMSI Business operated by CMSI and its Affiliates or any successor in interest thereto to any Other Multi-Lender Automotive Finance Portal; provided however, that CMSI and Parent and any of their respective Affiliates shall be permitted to facilitate such a connection if required by a CMSI Lender. In the event that, at any time during the Non-Competition Period, a CMSI Lender requests that CMSI or Parent or any of their respective Affiliates provide such Lender with access to the DealerTrack Business operated by Buyer or its Affiliates or any successor in interest thereto, CMSI or Parent or such Affiliates, as applicable, shall provide such access at a rate not in excess of its then-current rates.

      6. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered personally or sent by telex or telecopy or three (3) business days after being mailed by registered or certified mail, return

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receipt requested, postage prepaid, to the party to whom it is directed or one
(1) business day after being sent via a nationally recognized courier service for next business day delivery, to the party to whom it is directed:

                   If to the Buyer or Company, to:

                   DealerTrack Holdings, Inc.
                   105 Maxess Road
                   Suite N109
                   Melville, NY 11747
                   Attention: Eric Jacobs, Esq.
                   Facsimile: (631)486-1602

                   with a copy (which shall not constitute notice) to:

                   O'Melveny & Myers LLP
                   30 Rockefeller Plaza, 27th Floor
                   New York, NY 10112
                   Attention: Charles F. Niemeth, Esq.
                   Facsimile: (212) 326-2061

                   If to CMSI,to:

                   The First American Corporation
                   One First American Way
                   Santa Ana, California 92707
                   Attention: Parker Kennedy
                              Kenneth DeGiorgio
                   Facsimile: (714) 800-3325

                   with a copy to each of (which shall not constitute notice):

                   Credit Management Stations, Inc.
                   135 National Business Parkway
                   Anapolis Junction, Maryland 20701
                   Attention: Howard Tischler
                   Facsimile: (240) 465-0470

                   and

                   White & Case LLP
                   633 West Fifth Street, Suite 1900
                   Los Angeles, California 90071
                   Attention: Neil W. Rust
                   Facsimile: 213-687-0758

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                        If to Parent, to:

                        The First American Corporation
                        One First American Way
                        Santa Ana, California 92707
                        Attention: Parker Kennedy
                                   Kenneth DeGiorgio
                        Facsimile: (714) 800-3325

                        with a copy (which shall not constitute notice) to:

                        White & Case LLP
                        633 West Fifth Street, Suite 1900
                        Los Angeles, California 90071
                        Attention: Neil W. Rust
                        Facsimile: 213-687-0758

                        or for any party, at such other address as such party shall have specified in writing to each of the others in accordance with this Section

      7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

      8. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to limit or affect any of the provisions hereof.

      9. Amendments; No Waivers.

            (A) Any provision of this Agreement may be waived or amended if, and only if, such amendment or waiver is in writing and signed by all of the parties.

            (B) No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement, or to exercise any right or remedy consequent upon a breach hereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition hereof.

      10. Entire Agreement; No Assignment. This Agreement (a) constitutes the entire Agreement and understandings of the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, (b) is not intended to confer upon any other Person any rights or remedies hereunder, and (c) shall not be assigned, by operation of Law or otherwise.

      11. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (without regard to the choice of law provisions thereof).

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      12. Severability. Without limiting Section 2D hereof, if it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision shall be ineffective only to the extent of such invalidity, without invalidating the remainder of this Agreement; provided, however, that in the event either Section 2A hereof or Section 2B hereof is determined by a court of competent jurisdiction to be invalid under applicable law, Section 2B hereof or Section 2A hereof, respectively, shall terminate and be of no further force and effect.

      13. JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS FOR ITSELF AND ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF AND SERVICE OF PROCESS PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND THE RULES OF ITS COURTS, WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY ARISING UNDER OR OUT OF IN RESPECT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR OBLIGATION. EACH PARTY FURTHER IRREVOCABLY DESIGNATES AND APPOINTS THE INDIVIDUAL IDENTIFIED IN OR PURSUANT TO SECTION 6 HEREOF TO RECEIVE NOTICES ON ITS BEHALF, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH ACTION BEFORE ANY BODY, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH PARTY AT ITS ADDRESS PROVIDED IN SECTION 6 THAT SUCH SERVICE SHALL BE EFFECTIVE AND BINDING IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION.

      14. Attorneys Fees. In the event of any proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to recover from the losing party all of its costs and expenses incurred in connection with such proceeding, including court costs and reasonable attorneys' fees, whether or not such proceeding is prosecuted to judgment.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written:

                                       DEALERTRACK HOLDINGS, INC.

                                       By: _____________________________________

                                       FIRST AMERICAN CREDIT MANAGEMENT
                                       SOLUTIONS, INC.

                                       By: _____________________________________


                                       THE FIRST AMERICAN CORPORATION

                                       By: _____________________________________


                                       CREDIT ONLINE, INC.

                                       By: _____________________________________


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